Exhibit 99.3

01/04/2024 All Team Announcement

Additional Information about the Proposed Transaction and Where You Can Find It
Sonic Foundry plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Sonic Foundry to be held for the purpose of voting on matters relating to the proposed transaction with Enghouse.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SONIC FOUNDRY SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Sonic Foundry with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Sonic Foundry may obtain free copies of the documents filed with the SEC by contacting Sarah Wilde at (608) 443-2018, or by writing to Sarah Wilde, Sonic Foundry, Inc., 222 W. Washington Ave, Madison, Wisconsin 53703.

Interests of Certain Participants in the Solicitation
Sonic Foundry and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Sonic Foundry in favor of the proposed transaction with Enghouse.   Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Transcription of Joe Mozden video:

Hello Sonic Foundry Team

3.5 years ago, I joined Sonic Foundry as your CEO and it's been an extremely exciting time to say the least, right? It's been full of change to say the least. Lot of challenges, no doubt, definitely some successes, and new opportunities. And we've done considerable work as a team. You know we've remained focused on our strategy of stabilizing the Mediasite business, and then supporting customers with technologies that help them educate and communicate more effectively. We've done incredible work moving customers to the cloud and securing multiyear commitments, and that's resulted in recurring revenue streams that didn't exist previously. And the product team has innovated, released impressive new functionality, and worked, I would say, tirelessly to deliver the best product and user experience to our customers. Our Video Solutions team has successfully adapted to a very changing environment of events right during the pandemic. They supported hundreds of virtual, hybrid and in-person events across the country. And we've now taken Sonic Foundry into new territory, right, launching two new businesses: Vidable and GLX (Global Learning Exchange). And they've both seen their first customer and/or students.

Now supporting and launching these businesses, especially in a publicly traded company, is no easy feat. And to do so we overcame some very, very big hurdles. But we did it, we did it as a team. And you've heard me say many times before, my goal when joining Sonic Foundry was to stabilize and expand our existing Mediasite business, while simultaneously taking Sonic Foundry into new markets. Markets where we have the right to win based on our expertise, our long-standing expertise in video and of course, coupled with our very expansive list of corporate and educational customers.

Now I've also shared my strategy of creating multiple lines of businesses: Mediasite, Video Solutions,

Vidable, and GLX (Global Learning Exchange) so that at any time if the opportunity presented itself, we could divest our interest in any one of those businesses or act as an acquirer. And to that extent or to that point, in recent months we've been more aggressively pursuing such opportunities and we've engaged in several deep discussions with a lot of groups interested in acquiring or investing in our businesses. I have had conversations regarding every one of our businesses; Mediasite, Video Solutions,

GLX (Global Learning Exchange), and Vidable and to me that is a testament of how well we have done now building four different businesses. You know as a result of this strategy and through many conversations in a very rigorous, rigorous due diligence process, today I'm here to share news that Sonic Foundry has reached what's called a definitive agreement to sell our Mediasite and Video Solutions businesses to Enghouse Systems. This deal is expected to close this February and it will be announced publicly very soon. And it'll be announced by press release. But since this news will be made public, I wanted to personally inform all our employees before you heard the news elsewhere.

Now, throughout this process, I would tell you we explored numerous potential buyers and ultimately felt that Enghouse clearly emerged as the strongest buyer. They’re a Canadian based software and services company, they provide service solutions to businesses literally worldwide, and you may recall nearly a year ago they acquired Kumu, which was a competitor of Mediasite. And in addition to Kumu, Enghouse has a portfolio of other video communication solutions that will complement the Mediasite and Video Solutions businesses. Additionally, they are a $2 billion company. They are very well capitalized; they have no debt, and they traditionally hold their investments for the long term. And they have the resources to invest in and grow these businesses.

Now clearly, I understand news like this creates a great deal of unrest and uncertainty for everyone at the company. That is not my intention at all. My intention is to stay to our strategy. But I also know that there are immediately questions racing through your minds, rightly so, about the implication of your role, your colleagues, our remaining lines of businesses. So let me share some information to try to address those questions.

Now, when this acquisition is complete, Sonic Foundry will remain a publicly traded company with two business lines: Vidable and GLX (Global Learning Exchange). Which means the acquisition will result in three possible paths for our employees:

●	There are a number of team members who will transition to Enghouse with the acquisition and be formally offered a position by Enghouse.
●	There are some positions which will be eliminated, and Sonic Foundry will offer those individuals severance packages.
●	And then there are team members who will stay employed by Sonic Foundry working for Vidable, GLX (Global Learning Exchange), or both.

Now definitive answers on the outcome of all employees will not be available most likely until early January, maybe mid-January, and I understand like the challenges of dealing with this uncertainty, and we commit, the entire organization commits to providing information on a team and on an individual basis as soon as it's available. It's a lot to take in, right. We've worked together for a long time; it has been a long journey. And to me this news is, I'd say, bittersweet. I am confident that Enghouse is an excellent buyer to grow the Mediasite and Video Solutions and I want that for our employees there, and I want that for our client sets. And they will be strong, I believe, in supporting our members who transition there. And I'm also pleased that this transaction gives Sonic Foundry the opportunity to invest in our new businesses. However, the prospect of saying goodbye to colleagues and to two of our core businesses is difficult, so to help with some more of the transition, soon Shelley will be distributing a FAQ document that should answer questions that you might be wondering about right now. Rest assured we will share more information on the future of each individual employee as soon as it's possible. In addition, we will be holding a live Town Hall meeting as soon as we possibly can. So please check your email for the invite because I want everyone to have the opportunity to discuss this in a live setting. In the meantime, your manager or Shelley are available to answer questions that arise over the next few weeks.

Thank you, everyone. It's been a tremendous journey. It's true to our strategy and as I said, there is a bittersweet component to it, but I look forward to what the future holds for all of us.

Thank you.